Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER OF
EMDEON CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Emdeon Corporation (“Emdeon”) on Form 10-Q for the fiscal quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew C. Corbin, Executive Vice President and Chief Financial Officer of Emdeon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Emdeon.

Dated: November 9, 2005	/s/ Andrew C. Corbin
Andrew C. Corbin
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished to accompany Emdeon Corporation’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended September 30, 2005 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Emdeon Corporation that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Emdeon Corporation and will be retained by Emdeon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.